Exhibit 4.9

NEPTUNE TECHNOLOGIES & BIORESSOURCES INC.

MATERIAL CHANGE REPORT

Pursuant to:	Part 7 of National Instrument 51-102.

Item 1.	Reporting Issuer:
Neptune Technologies & Bioressources Inc.
225 Promenade du Centropolis, Suite 200
Laval (QC) H7T 0B3

Item 2.	Date of Material Change:

May 3 and May 13, 2011

Item 3.	Press release:

News releases announcing the material change referred to in this report were issued through CNW on May 3 and May 13, 2011.

Item 4.	Summary of Material Change:

The completion of a non-brokered private placement of approximately CDN$12,400,000 through the offering of US and Canadian units of Neptune Technologies & Bioressources inc. at a price of US$2.25 and CAN$ 2.15 and per share, respectively.

Item 5.	Full Description of Material Change:

May 3rd , 2011 – Neptune Technologies & Bioressources Inc. (“Neptune”) (NASDAQ.NEPT - TSX.V.NTB) announced today that it has closed the first portion of its private placement financing, from U.S. and Canadian accredited investors. as announced on April 19th 2011 and representing gross proceeds of approximately CAN$ 10,900,000. The second and final portion of Neptune financing, representing gross proceeds of approximately CAN$ 1,500,000, subscribed for under the Quebec Stock Saving Plan II (QSSP II) is expected to be finalized within the next couple of weeks.

A portion of the proceeds came from U.S. institutional investors for 2,722,222 common shares at $2.25 USD per share and warrants to purchase 680,556 additional common shares. The warrants to purchase additional shares will be exercisable at a price of $2.75 USD per share for 18 months commencing one day following their issue date. The other portion of the proceeds came from Canadian institutional investors for 2,383,160 common shares at $2.15 CAD per share and warrants to purchase 765,709 additional shares.. The warrants to purchase additional shares will be exercisable at a price of $2.65 CAD per share for 18 months commencing one day following their issue date. The Company has agreed to use its reasonable best efforts to file and have declared effective by the end of June 2011 a registration statement with the Securities and Exchange Commission to permit the resale of the shares and warrants. Roth Capital Partners acted as the sole placement agent in the US.

May 13, 2011 – Neptune Technologies & Bioressources Inc. (“Neptune”) (NASDAQ.NEPT - TSX.V.NTB), announces today that it has closed the second portion of its private placement financing (the “Offering”), as previously disclosed in its press release dated May 3rd 2011, by the issuance of 697,675 units (each a “Unit”) at a price of $2.15 CAD (the “Investment”) subscribed for under the Quebec Stock Saving Plan II (QSSP II), representing gross proceeds of approximately $1,500,000 CAD for total gross proceeds of approximately $12,400,000 CAD under the Offering.

Each Unit is composed of one common share and one quarter (1/4) of one common share purchase warrant (a “Warrant”) at a price of $2.65 CAD expiring 18 months following the closing date. Brokerage commission of $90,000 CAD representing 6% of the gross proceeds realized, was paid in connection with the Investment.

In connection with the Offering, Neptune has issued a total of (i) 2,722,222 common shares at a price of $2.25 USD per share and US warrants to purchase up to 680,556 additional shares at a price of $2.75 USD for a period of 18 months following their issuance and (ii) 3,062,835 common shares at a price of $2.15 CAD per share and Canadian warrants to purchase up to 765,709 additional shares at a price of $2.65 CAD for a period of 18 months following their issuance.

Copies of the press releases issued on May 3 and May 13, 2011 are enclosed to this report and form an integral part of it.

Item 6.	Reliance on: Sections 7.1(2) and (3) of National Instrument 51-102

Not Applicable

Item 7.	Omitted Information:

No information has been omitted in respect of the material change.

Item 8.	Senior Officers:

Further information with respect to the material change described in this material change report may be obtained from:

Neptune Technologies & Bioressources Inc.
André Godin
V.P. Administration and Finance
(450) 687-2262

Item 9.	DATED at Montreal, Quebec, this 13 day of May, 2011

PRESS RELEASE

SOURCE: Neptune Technologies & Bioressources Inc.

Neptune Technologies & Bioressources Closes Oversubscribed Private Placement Financing

Laval, Québec, CANADA – May 3rd, 2011 – Neptune Technologies & Bioressources Inc. (“Neptune”) (NASDAQ.NEPT - TSX.V.NTB) announced today that it has closed the first portion of its private placement financing, from U.S. and Canadian accredited investors. as announced on April 19th 2011 and representing gross proceeds of approximately CAN$ 10,900,000. The second and final portion of Neptune financing, representing gross proceeds of approximately CAN$ 1,500,000, subscribed for under the Quebec Stock Saving Plan II (QSSP II) is expected to be finalized within the next couple of weeks.

A portion of the proceeds came from U.S. institutional investors for 2,722,222 common shares at $2.25 USD per share and warrants to purchase 680,556 additional common shares. The warrants to purchase additional shares will be exercisable at a price of $2.75 USD per share for 18 months commencing one day following their issue date. The other portion of the proceeds came from Canadian institutional investors for 2,383,160 common shares at $2.15 CAD per share and warrants to purchase 765,709 additional shares.. The warrants to purchase additional shares will be exercisable at a price of $2.65 CAD per share for 18 months commencing one day following their issue date. The Company has agreed to use its reasonable best efforts to file and have declared effective by the end of June 2011 a registration statement with the Securities and Exchange Commission to permit the resale of the shares and warrants. Roth Capital Partners acted as the sole placement agent in the US.

''The net proceeds of the private placement will allow Neptune to support its sustained growth by staying aggressive in the commercialization of its products worldwide, while proceeding with its production capacity expansion. It will also allow Neptune to support its own R&D program, seeking new efficient marine phospholipids, to increase its working capital, as well as to accelerate the promising R&D programs of its subsidiaries'', said Frederic Harland, Director, Finance.

"We are extremely pleased with the success of the offering led in the US by Roth Capital Partners and appreciate the confidence that investors have shown in Neptune's business plan and management. Neptune and its subsidiaries, NeuroBioPharm and Acasti Pharma, will benefit from the proceeds of the financing, hence they will all contribute to increase value for Neptune shareholders'', stated Andre Godin, Neptune's Chief Financial Officer.

About Neptune Technologies & Bioressources Inc.

Neptune is an industry-recognized leader in the innovation, production and formulation of science-based and clinically proven novel phospholipid products for the nutraceutical and pharmaceutical markets. The Company focuses on growing consumer health markets including cardiovascular, inflammatory and neurological diseases driven by consumers taking a more proactive approach to managing health and preventing disease. The Company sponsors clinical trials aimed to demonstrate its product health benefits and to obtain regulatory approval for label health claims. Neptune is continuously expanding its intellectual property portfolio as well as clinical studies and regulatory approvals. Neptune’s products are marketed and distributed in over 20 countries worldwide.

About Acasti Pharma Inc.

Acasti Pharma (TSXV: APO) is developing a product portfolio of proprietary novel long-chain omega-3 phospholipids. Phospholipids are the major component of cell membranes and are essential for all vital cell processes. They are one of the principal constituents of High Density Lipoprotein (good cholesterol) and, as such, play an important role in modulating cholesterol efflux. Acasti Pharma’s proprietary novel phospholipids carry and functionalize the polyunsaturated omega-3 fatty acids EPA and DHA, which have been shown to have substantial health benefits and which are stabilized by potent antioxidants. Acasti Pharma is focusing initially on treatments for chronic cardiovascular conditions within the over-the-counter, medical food and prescription drug markets.

About NeuroBioPharm Inc.

NeuroBioPharm is pursuing pharmaceutical neurological applications, and a clinical study for a medical food product with a multinational partner is already initiated. The development of a prescription drug candidate is currently in progress. Advanced clinical development and commercialization is planned to be carried out with multinational partners.

"Neither Nasdaq nor the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release."

Neptune Contact:
Neptune Technologies & Bioressources Inc.
André Godin, CFO
+1.450.687.2262
a.godin@neptunebiotech.com
www.neptunebiotech.com

CEOcast Contact:	Howard Group Contact:
Dan Schustack	Bob Beaty
+1 212-732-4300	(888) 221-0915
dschustack@ceocast.com	bob@howardgroupinc.com
www.ceocast.com	www.howardgroupinc.com

# # #

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission and the Canadian securities commissions.

PRESS RELEASE

SOURCE: Neptune Technologies & Bioressources Inc.

Neptune Technologies & Bioressources Closes Oversubscribed Private Placement Financing

Laval, Québec, CANADA – May 16, 2011 – Neptune Technologies & Bioressources Inc. (“Neptune”) (NASDAQ.NEPT - TSX.V.NTB), announces today that it has closed the second portion of its private placement financing (the “Offering”), as previously disclosed in its press release dated May 3rd 2011, by the issuance of 697,675 units (each a “Unit”) at a price of $2.15 CAD (the “Investment”) subscribed for under the Quebec Stock Saving Plan II (QSSP II), representing gross proceeds of approximately $1,500,000 CAD for total gross proceeds of approximately $12,400,000 CAD under the Offering.

Each Unit is composed of one common share and one quarter (1/4) of one common share purchase warrant (a “Warrant”) at a price of $2.65 CAD expiring 18 months following the closing date. Brokerage commission of $90,000 CAD representing 6% of the gross proceeds realized, was paid in connection with the Investment.

In connection with the Offering, Neptune has issued a total of (i) 2,722,222 common shares at a price of $2.25 USD per share and US warrants to purchase up to 680,556 additional shares at a price of $2.75 USD for a period of 18 months following their issuance and (ii) 3,062,835 common shares at a price of $2.15 CAD per share and Canadian warrants to purchase up to 765,709 additional shares at a price of $2.65 CAD for a period of 18 months following their issuance.

About Neptune Technologies & Bioressources Inc.

Neptune is an industry-recognized leader in the innovation, production and formulation of science-based and clinically proven novel phospholipid products for the nutraceutical and pharmaceutical markets. The Company focuses on growing consumer health markets including cardiovascular, inflammatory and neurological diseases driven by consumers taking a more proactive approach to managing health and preventing disease. The Company sponsors clinical trials aimed to demonstrate its product health benefits and to obtain regulatory approval for label health claims. Neptune is continuously expanding its intellectual property portfolio as well as clinical studies and regulatory approvals. Neptune’s products are marketed and distributed in over 20 countries worldwide.

About Acasti Pharma Inc.

Acasti Pharma (TSXV: APO) is developing a product portfolio of proprietary novel long-chain omega-3 phospholipids. Phospholipids are the major component of cell membranes and are essential for all vital cell processes. They are one of the principal constituents of High Density Lipoprotein (good cholesterol) and, as such, play an important role in modulating cholesterol efflux. Acasti Pharma’s proprietary novel phospholipids carry and functionalize the polyunsaturated omega-3 fatty acids EPA and DHA, which have been shown to have substantial health benefits and which are stabilized by potent antioxidants. Acasti Pharma is focusing initially on treatments for chronic cardiovascular conditions within the over-the-counter, medical food and prescription drug markets.

About NeuroBioPharm Inc.

NeuroBioPharm is pursuing pharmaceutical neurological applications, and a clinical study for a medical food product with a multinational partner is already initiated. The development of a prescription drug candidate is currently in progress. Advanced clinical development and commercialization is planned to be carried out with multinational partners.

"Neither Nasdaq nor the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release."

Neptune Contact:
Neptune Technologies & Bioressources Inc.
André Godin, CFO
+1.450.687.2262
a.godin@neptunebiotech.com
www.neptunebiotech.com

CEOcast Contact:	Howard Group Contact:
Dan Schustack	Bob Beaty
+1 212-732-4300	(888) 221-0915
dschustack@ceocast.com	bob@howardgroupinc.com
www.ceocast.com	www.howardgroupinc.com

# # #

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission and the Canadian securities commissions.